SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 31, 2003


                          Sutter Holding Company, Inc.

             (Exact name of registrant as specified in its charter)



        Delaware                     1-15733                    59-2651232
     (State or other              (Commission                (I.R.S. Employer
jurisdiction of incorporation)    File Number)               Identification No.)


                           150 Post Street, Suite 405
                         San Francisco, California 94108

               (Address of principal executive offices) (zip code)

                                 (415) 788-1441
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report.)

Item 2.       Acquisition or Disposition of Assets


On July 18, 2003, we entered into a Securities Exchange Agreement by and between Sutter Holding Company, Inc. ("Sutter"), Anza Capital, Inc. ("Anza"), and American Residential Funding, Inc. ("AMRES") (the "Agreement"). The purpose of the Agreement is to acquire an investment in AMRES and Anza to diversify and expand our assets. On July 31, 2003, the closing date under the Agreement, we issued 66,496 shares of our common stock (the "Sutter Shares") as consideration for the issuance by AMRES to us of One Million (1,000,000) shares of newly created AMRES Series A Preferred Stock (the "AMRES Preferred Stock"). As additional consideration for the Sutter Shares, Anza issued to us warrants to acquire One Million (1,000,000) shares of Anza common stock (the "Anza Warrants") exercisable as described below. Anza's common stock is traded on the over-the-counter bulletin board under the ticker symbol "AZAC."


As the holder of AMRES Preferred Stock, we are entitled to receive from AMRES a cumulative ten percent (10%) annual dividend, payable yearly. In addition, the AMRES Preferred Stock has a liquidation preference of $0.80 per share. The AMRES Preferred Stock is not convertible, callable, or redeemable, and does not have any voting rights.


The Anza Warrants are exercisable beginning one year from the closing date under the Agreement, and for a period of four years thereafter. The warrants can only be exercised by delivering one share of AMRES Preferred Stock for each share of Anza common stock to be acquired pursuant to the exercise.


Under the terms of the Agreement, if during the first twelve (12) months following the closing date under the Agreement, the market value of the Sutter Shares drops below $800,000 during the thirty (30) days before the end of each of Anza's fiscal quarters, then we will issue to Anza additional shares of our common stock. Either party may rescind the Agreement on ninety (90) days written notice up until the date which is 275 days after the closing date. Finally, AMRES and Sutter have each executed an Irrevocable Proxy granting for a period of two years all voting rights in the Sutter Shares to the Board of Directors of Sutter and all voting rights in the shares of Anza common stock which may be acquired upon exercise of the Anza Warrants to the Board of Directors of Anza.


Item 7.           Financial Statements and Exhibits

(3)      Exhibits


Item No.    Description
4.1         Warrant dated July 31, 2003
4.2         Certificate of Designation of Series A Preferred Stock of American
            Residential Funding, Inc.
9.1         Irrevocable Proxy regarding Sutter Common Stock
9.2         Irrevocable Proxy regarding Anza Common Stock
10.1        Securities Exchange Agreement dated July 18, 2003




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: August 5, 2003             SUTTER HOLDING COMPANY, INC

                                  By: s/ ROBERT E. DIXON
                                      ------------------
                                         Robert E. Dixon,
                                        Co-Chief Executive Officer